EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR THIRD-QUARTER 2025

Dallas – October 23, 2025 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the third quarter ended September 30, 2025.

Key Highlights:

•GAAP EPS up 66% to $1.21; Core EPS up 34% to $1.61
•Revenue up 14% to $10.3 billion
•Resilient Businesses(1) revenue up 14% to $8.4 billion; Transactional Businesses(1) revenue up 13% to $1.9 billion
•GAAP net income up 61% to $363 million; Core EBITDA up 19% to $821 million
•$1.7 billion net cash flow from operations and nearly $1.5 billion free cash flow, both on a trailing 12-month basis
•Liquidity increased by nearly $500 million during the quarter to $5.2 billion
•2025 Core EPS outlook increased to $6.25 to $6.35 from $6.10 to $6.20 previously. At the midpoint, 2025 Core EPS would be up more than 24% for the year and would be 10% above the prior peak.

“CBRE continued to produce excellent results in the third quarter. All four segments delivered strong growth and operating leverage, and we exceeded the expectations we had going into the quarter,” said Bob Sulentic, CBRE’s chair and chief executive officer.

“We have scale that results from our breadth and depth across asset type, client type, line of business and geography. This scale supports our strategy in many ways, including recruiting from inside and outside our sector, developing integrated solutions for clients, making capital investments, and creating an information advantage. Scale is also particularly helpful in driving growth in areas that are either secularly favored or cyclically resilient. This came through clearly in our third quarter results.”

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

CBRE Press Release
October 23, 2025

			% Change
	Q3 2025	Q3 2024	USD	LC (2)
Operating Results
Revenue	$10,258	$9,036	13.5%	11.8%
Pass-through costs (3)	4,211	3,718	13.3%	11.5%
GAAP net income	363	225	61.3%	59.1%
Core adjusted net income (4)	484	369	31.2%	29.3%
GAAP EPS	1.21	0.73	65.8%	63.0%
Core EPS (4)	1.61	1.20	34.2%	32.5%
Core EBITDA (5)	821	688	19.3%	17.6%

Cash Flow Results
Cash flow provided by operations	$827	$573	44.3%
Gain (loss) on disposition of real estate sales	36	(1)	NM
Less: Capital expenditures	84	79	6.3%
Free cash flow (6)	$779	$493	58.0%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change
	Q3 2025	Q3 2024	USD	LC
Revenue	$2,235	$1,913	16.8%	15.8%
Pass-through costs	13	17	(23.5)%	(27.8)%
Segment operating profit (7)	444	359	23.7%	22.8%

Note: all percent changes cited are vs. third-quarter 2024, except where noted.

Leasing
•Global leasing revenue saw 18% (17% local currency) growth, stronger than expected. The growth rate accelerated from second-quarter 2025, as revenue reached a new high for any third quarter.
•Asia Pacific (APAC) set the pace globally with revenue growth of 22% (23% local currency), led by India and Japan.
•The United States was once again strong with revenue up 18%, driven by data centers, industrial and office.
•Europe, the Middle East & Africa (EMEA) revenue was up 6% (unchanged local currency).

Capital Markets
•Global property sales revenue rose 30% (28% local currency). The growth rate accelerated from second-quarter 2025 and was stronger than expected.

CBRE Press Release
October 23, 2025

•Sales activity was once again strong around the world. APAC revenue surged 53% (50% local currency) and was particularly strong in Japan. EMEA revenue increased 29% (22% local currency), paced by Germany, Spain and the Netherlands.
•Sales revenue rose 32% in the United States, led by strong growth in data centers and office, with industrial and multifamily also up by double digits.
•Mortgage origination revenue rose 17% (same local currency), driven by higher origination fees primarily from debt funds, CMBS lenders and banks.

Other Advisory Business Lines
•Loan servicing revenue slipped 2% (same local currency). The servicing portfolio increased 4% for the quarter to more than $450 billion. Lower escrow earnings, reflecting a decline in short-term interest rates, offset an increase in servicing fees during the quarter.
•Valuations revenue increased 9% (8% local currency), with the United States showing notable strength.

Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions):

			% Change
	Q3 2025	Q3 2024	USD	LC
Revenue	$5,794	$5,145	12.6%	10.7%
Pass-through costs	3,085	2,804	10.0%	8.1%
Segment operating profit	285	244	16.8%	14.8%

Note: all percent changes cited are vs. third-quarter 2024, except where noted.

•Facilities management revenue increased 11% (9% local currency). Pass-through costs comprised a smaller proportion of total revenue than in last year’s third quarter.
•Strong growth in Local was fueled by market share gains in the Americas as well as continued strength in the United Kingdom.
•In Enterprise, growth was paced by work for data center hyperscalers as well as client wins and expansions in the technology, healthcare and industrial sectors.
•Property management revenue rose 30% (29% local currency). Contributions from Industrious, the flexible workplace operator acquired in early January 2025, boosted the growth rate.

CBRE Press Release
October 23, 2025

Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions):

			% Change
	Q3 2025	Q3 2024	USD	LC
Revenue	$2,027	$1,683	20.4%	18.5%
Pass-through costs	1,113	897	24.1%	22.6%
Segment operating profit	153	129	18.6%	15.5%

Note: all percent changes cited are vs. third-quarter 2024, except where noted.

•Project management revenue increased 20% (19% local currency), with broad-based double-digit revenue growth, supported by the United Kingdom, the Middle East and North America.
•Activity was strong with the U.K. government and data center hyperscalers.
Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q3 2025	Q3 2024	USD	LC
Revenue	$211	$302	(30.1)%	(32.1)%
Segment operating profit	73	67	9.0%	7.5%

Note: all percent changes cited are vs. third-quarter 2024, except where noted.

Real Estate Development
•Global development produced an operating profit(8) of $35 million, compared with a modest operating loss in last year’s third quarter. The improved performance was driven by asset sales in the United States.
•The portfolio of in-process projects and pipeline stood at $30.3 billion at the end of the third quarter.

Investment Management
•Revenue fell to $148 million, reflecting large incentive fees in the prior-year third quarter. Recurring asset management fees rose 4% (2% local currency).
•Investment management operating profit(8) totaled $43 million, down from last year’s third quarter, which included large incentive fees, but better than expected due to higher-than-anticipated co-investment returns.
•Assets Under Management (AUM) totaled $155.8 billion, up $500 million from second-quarter 2025, mainly driven by higher asset values, partly offset by unfavorable foreign currency movement. In local currency, AUM increased by $1.3 billion.

CBRE Press Release
October 23, 2025

Core Corporate Segment
•Core corporate operating loss increased by approximately $23 million, reflecting higher incentive compensation due to improved business performance.

Capital Allocation Overview
•Free Cash Flow – Free cash flow totaled $779 million during the third quarter of 2025. This reflected cash provided by operating activities of $827 million and gains on sale of real estate of $36 million, adjusted for total capital expenditures of $84 million. On a trailing 12-month basis, free cash flow totaled nearly $1.5 billion.
•Stock Repurchase Program – The company has repurchased approximately 5.2 million shares for $663 million ($127.82 average price per share) since year-end 2024. There was approximately $5.2 billion of capacity remaining under the company’s authorized stock repurchase program as of September 30, 2025.
•Acquisitions and Investments – During the third quarter, CBRE completed acquisitions totaling more than $30 million in cash and non-cash consideration.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(9) to trailing twelve-month core EBITDA) was 1.23x as of September 30, 2025, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
September 30, 2025
Total debt	$5,482
Less: Cash and cash equivalents	1,669
Net debt (9)	$3,813

Divided by: Trailing twelve-month Core EBITDA	$3,105

Net leverage ratio	1.23x

•Liquidity – At the end of the third quarter, the company had approximately $5.2 billion of total liquidity, up from approximately $4.7 billion at the end of the second quarter. Current liquidity consists of $1.7 billion in cash, plus the ability to borrow an aggregate of approximately $3.5 billion under the company’s revolving credit facilities and commercial paper program.

Conference Call Details
The company’s third quarter earnings webcast and conference call will be held today, Thursday, October 23, 2025 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.

CBRE Press Release
October 23, 2025

Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on October 23, 2025. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13755946#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2024 revenue). The company has more than 140,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage servicing, valuations); Building Operations & Experience (facilities management, property management, flex space & experience); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic and commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern

CBRE Press Release
October 23, 2025

Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.
Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient Businesses include facilities management, project management, loan servicing, valuations, other portfolio services, property management and recurring investment management fees. Transactional Businesses include property sales, leasing, mortgage origination, carry interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Pass-through costs represent certain costs incurred associated with subcontracted third-party vendor work performed for clients. These costs are reimbursable by clients and the corresponding amounts owed are reflected within Revenue.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash amortization expense related to intangible assets and impairment charges of goodwill attributable to acquisitions, costs incurred related to legal entity restructuring, carried interest incentive compensation expense to align with the timing of associated revenue, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, charges and interest expense related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, provision associated with Telford’s fire safety remediation efforts, and costs associated with business and finance transformation, efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments.

CBRE Press Release
October 23, 2025

(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with business and finance transformation, efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, provision associated with Telford’s fire safety remediation efforts, and charges related to indirect tax audits and settlements. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense to align with the timing of associated revenue, integration and other costs related to acquisitions, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, provision associated with Telford’s fire safety remediation efforts, and charges related to indirect tax audits and settlement.
(8)Represents line of business profitability/losses, as adjusted.
(9)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.

CBRE Press Release
October 23, 2025

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$10,258	$9,036	$28,921	$25,363

Costs and expenses:
Cost of revenue	8,304	7,252	23,511	20,521
Operating, administrative and other	1,328	1,237	3,794	3,538
Depreciation and amortization	181	178	540	497
Total costs and expenses	9,813	8,667	27,845	24,556

Gain (loss) on disposition of real estate	36	(1)	55	12

Operating income	481	368	1,131	819

Equity income (loss) from unconsolidated subsidiaries	53	(4)	50	(77)
Other income	3	12	10	26
Interest expense, net of interest income	50	64	159	163
Write-off of financing costs on extinguished debt	—	—	2	—
Income before provision for income taxes	487	312	1,030	605
Provision for income taxes	91	67	203	70
Net income	396	245	827	535
Less: Net income attributable to non-controlling interests	33	20	86	54
Net income attributable to CBRE Group, Inc.	$363	$225	$741	$481

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.22	$0.73	$2.48	$1.57
Weighted average shares outstanding for basic income per share	297,557,891	306,253,811	298,589,340	306,269,264

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.21	$0.73	$2.46	$1.56
Weighted average shares outstanding for diluted income per share	300,257,330	308,305,013	301,050,341	308,281,111

Core EBITDA	$821	$688	$2,019	$1,618

CBRE Press Release
October 23, 2025

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025
(in millions)
(Unaudited)

	Three Months Ended September 30, 2025
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$2,235	$5,794	$2,027	$211	$(9)	$10,258	$—	$10,258
Pass-through costs	13	3,085	1,113	—	—	4,211	—	4,211

Cost of revenue, excluding pass-through costs	1,298	2,119	639	39	(2)	4,093	—	4,093
Operating, administrative and other	481	348	124	192	183	1,328	—	1,328
Depreciation and amortization	69	65	28	2	17	181	—	181
Gain on disposition of real estate	—	—	—	33	3	36	—	36

Operating income (loss)	374	177	123	11	(204)	481	—	481

Equity income from unconsolidated subsidiaries	—	3	—	49	—	52	1	53
Other income (loss)	1	1	—	—	2	4	(1)	3
Add-back: Depreciation and amortization	69	65	28	2	17	181	—	181
Adjustments:
Integration and other costs related to acquisitions	—	17	2	—	41	60	—	60
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	3	—	3	—	3
Net results related to the wind-down of certain businesses	—	22	—	8	—	30	—	30
Business and finance transformation	—	—	—	—	10	10	—	10

Total segment operating profit (loss)	$444	$285	$153	$73	$(134)		$—	$821

Core EBITDA						$821
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
October 23, 2025

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024
(in millions)
(Unaudited)

	Three Months Ended September 30, 2024

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$1,913	$5,145	$1,683	$302	$(7)	$9,036	$—	$9,036
Pass-through costs	17	2,804	897	—	—	3,718	—	3,718

Cost of revenue, excluding pass-through costs	1,105	1,830	541	60	(2)	3,534	—	3,534
Operating, administrative and other	447	282	117	229	162	1,237	—	1,237
Depreciation and amortization	67	67	26	4	14	178	—	178
Loss on disposition of real estate	—	—	—	(1)	—	(1)	—	(1)

Operating income (loss)	277	162	102	8	(181)	368	—	368

Equity (loss) income from unconsolidated subsidiaries	(9)	—	1	14	—	6	(10)	(4)
Other income (loss)	2	(1)	—	8	1	10	2	12
Add-back: Depreciation and amortization	67	67	26	4	14	178	—	178
Adjustments:
Integration and other costs related to acquisitions	—	5	—	—	17	22	—	22
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(4)	—	(4)	—	(4)
Charges related to indirect tax audits and settlements	—	—	—	—	25	25	—	25
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9	—	—	—	—	9	—	9
Costs associated with efficiency and cost-reduction initiatives	13	11	—	4	13	41	—	41
Provision associated with Telford’s fire safety remediation efforts	—	—	—	33	—	33	—	33

Total segment operating profit (loss)	$359	$244	$129	$67	$(111)		$(8)	$680

Core EBITDA						$688
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
October 23, 2025

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,669	$1,114
Restricted cash	140	107
Receivables, net	7,562	7,005
Warehouse receivables (1)	1,647	561
Contract assets	415	400
Prepaid expenses	415	332
Income taxes receivable	200	130
Other current assets	525	321
Total Current Assets	12,573	9,970
Property and equipment, net	976	914
Goodwill	6,400	5,621
Other intangible assets, net	2,430	2,298
Operating lease assets	2,012	1,198
Investments in unconsolidated subsidiaries	870	1,295
Non-current contract assets	120	89
Real estate under development	560	505
Non-current income taxes receivable	96	75
Deferred tax assets, net	692	538
Other assets	1,837	1,880
Total Assets	$28,566	$24,383
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,438	$4,102
Compensation and employee benefits payable	1,490	1,419
Accrued bonus and profit sharing	1,288	1,695
Operating lease liabilities	277	200
Contract liabilities	382	375
Income taxes payable	100	209
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,624	552
Revolving credit facilities	—	132
Other short-term borrowings	1,090	222
Current maturities of long-term debt	71	36
Other current liabilities	392	345
Total Current Liabilities	11,152	9,287
Long-term debt, net of current maturities	4,321	3,245
Non-current operating lease liabilities	2,098	1,307
Non-current tax liabilities	181	160
Deferred tax liabilities, net	242	247
Other liabilities	1,279	945
Total Liabilities	19,273	15,191
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	409	—
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	44	—
Accumulated earnings	9,768	9,567
Accumulated other comprehensive loss	(1,280)	(1,159)
Total CBRE Group, Inc. Stockholders’ Equity	8,535	8,411
Non-controlling interests	349	781
Total Equity	8,884	9,192
Total Liabilities and Equity	$28,566	$24,383
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
October 23, 2025

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$827	$535
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	540	497
Amortization of other assets	152	140
Net non-cash mortgage servicing rights and premiums on loan sales	(126)	(111)
Deferred income taxes	(69)	(110)
Stock-based compensation expense	110	112
Equity (income) loss from investments	(50)	77
Other non-cash adjustments	(12)	(2)
Changes in:
Sale of mortgage loans	9,984	7,479
Origination of mortgage loans	(11,041)	(8,212)
Warehouse lines of credit	1,072	756
Receivables, prepaid expenses and other assets	(419)	(200)
Accounts payable, accrued liabilities and other liabilities	5	89
Accrued compensation expenses	(431)	(525)
Income taxes, net	(204)	(157)
Net cash provided by operating activities	338	368
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(222)	(214)
Payments for business acquired, net of cash acquired	(331)	(1,052)
Capital contributions related to investments	(93)	(110)
Acquisition and development of real estate assets	(240)	(212)
Other investing activities, net	222	94
Net cash used in investing activities	(664)	(1,494)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	3,213
Repayment of revolving credit facility	(132)	(2,530)
Proceeds from commercial paper, net	910	—
Proceeds from long-term debt	1,668	495
Repayment of long-term debt	(651)	—
Repurchase of common stock	(680)	(110)
Other financing activities, net	(283)	(141)
Net cash provided by financing activities	832	927
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	82	(15)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	588	(214)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,221	1,371
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,809	$1,157
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$326	$307
Income tax payments, net	$457	$351
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$37	$15

CBRE Press Release
October 23, 2025

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ii)Core EBITDA
(iii)Core EPS
(iv)Business line operating profit/loss
(v)Net debt
(vi)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to core EBITDA, core EPS, core adjusted net income, and business line operating profit/loss, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

CBRE Press Release
October 23, 2025

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$363	$225	$741	$481

Adjustments:
Non-cash amortization expense related to intangible assets and impairment charges of goodwill attributable to acquisitions	55	58	169	146
Interest expense related to indirect tax audits and settlements	—	3	4	11
Write-off of financing costs on extinguished debt	—	—	2	—
Impact of adjustments on non-controlling interest	—	(6)	—	(13)
Integration and other costs related to acquisitions	60	22	204	30
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	3	(4)	10	12
Charges related to indirect tax audits and settlements	—	25	(1)	39
Net results related to the wind-down of certain businesses	30	—	44	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	9	2	9
Business and finance transformation	10	—	38	—
Costs associated with efficiency and cost-reduction initiatives	—	41	13	137
Costs incurred related to legal entity restructuring	—	—	—	2
Provision associated with Telford’s fire safety remediation efforts	—	33	—	33
Net fair value adjustments on strategic non-core investments	—	8	(22)	91
Tax impact of adjusted items and strategic non-core investments	(37)	(45)	(102)	(119)
Core net income attributable to CBRE Group, Inc., as adjusted	$484	$369	$1,102	$859

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.61	$1.20	$3.66	$2.79

Weighted average shares outstanding for diluted income per share	300,257,330	308,305,013	301,050,341	308,281,111

Core EBITDA is calculated as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$363	$225	$741	$481
Net income attributable to non-controlling interests	33	20	86	54
Net income	396	245	827	535

Adjustments:
Depreciation and amortization	181	178	540	497
Interest expense, net of interest income	50	64	159	163
Write-off of financing costs on extinguished debt	—	—	2	—
Provision for income taxes	91	67	203	70
Integration and other costs related to acquisitions	60	22	204	30
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	3	(4)	10	12
Charges related to indirect tax audits and settlements	—	25	(1)	39
Net results related to the wind-down of certain businesses	30	—	44	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	9	2	9
Business and finance transformation	10	—	38	—
Costs associated with efficiency and cost-reduction initiatives	—	41	13	137
Costs incurred related to legal entity restructuring	—	—	—	2
Provision associated with Telford’s fire safety remediation efforts	—	33	—	33
Net fair value adjustments on strategic non-core investments	—	8	(22)	91
Core EBITDA	$821	$688	$2,019	$1,618

CBRE Press Release
October 23, 2025

Core EBITDA for the trailing twelve months ended September 30, 2025 is calculated as follows (in millions):

Trailing Twelve Months Ended September 30, 2025

Net income attributable to CBRE Group, Inc.	$1,228
Net income attributable to non-controlling interests	99
Net income	1,327

Adjustments:
Depreciation and amortization	717
Interest expense, net of interest income	212
Write-off of financing costs on extinguished debt	2
Provision for income taxes	316
Integration and other costs related to acquisitions	266
Carried interest incentive compensation expense to align with the timing of associated revenue	6
Charges related to indirect tax audits and settlements	36
Net results related to the wind-down of certain businesses	45
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2
Business and finance transformation	38
Costs associated with efficiency and cost-reduction initiatives	135
Net fair value adjustments on strategic non-core investments	3
Core EBITDA	$3,105
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended September 30,
Real Estate Investments	2025	2024
Investment management operating profit	$43	$75
Global real estate development operating profit (loss)	35	(8)
Segment overhead (and related adjustments)	(5)	—
Real estate investments segment operating profit	$73	$67
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended September 30, 2025 (in millions):

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Trailing twelve months
Cash Flow Results
Cash flow provided by (used in) operations	$1,340	$(546)	$57	$827	$1,678
Gains on disposition of real estate sales	130	—	19	36	185
Less: Capital expenditures	93	64	74	84	315
Free cash flow	$1,377	$(610)	$2	$779	$1,548